UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2007
Peabody Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street
St. Louis, Missouri		63101-1826

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Board of Directors (the “Board”) of Peabody Energy Corporation (“Peabody”) approved amendments on December 5, 2007 (the “Amendments”) to the following two Peabody plans: (1) the Peabody 2004 Long-Term Equity Incentive Plan (the “2004 Plan”); and (2) the 1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation (the “1998 Plan” and, collectively with the 2004 Plan, the “Plans”). The Amendments were entered into on December 7, 2007. As described below, the Amendments are made to correct prior amendments to the Plans, approved on October 10, 2007 (the “Prior Amendments”), which did not accurately reflect the intent of Peabody and Patriot Coal Corporation (“Patriot”), a former subsidiary of Peabody that spun off from Peabody on October 31, 2007.
The Prior Amendments were made with respect to certain awards held by select Peabody employees who terminated their employment with Peabody in connection with the spin-off of Patriot. Under the Prior Amendments, options that were (1) held by these select Peabody employees who became senior management employees of Patriot following the spin-off (excluding the Senior Advisor of Patriot), (2) granted prior to 2006 and (3) scheduled to vest after January 3, 2008 (the “Accelerated Options”), became fully vested and were deemed to be exercised as of the date of the spin-off of Patriot. The Prior Amendments provided that the deemed exercise date for the Accelerated Options was the spin-off date of Patriot. The intent of the Prior Amendments was to have the Accelerated Options reflect the adjustment that would be made with respect to all outstanding options to purchase Peabody common stock for the spin-off of Patriot on the day following the spin-off of Patriot. The use of the spin-off date did not provide the intended result, because Peabody needed to use the opening price of its common stock on the day following the spin-off of Patriot in order to make this adjustment. The Amendments correct this unintended result by providing that the Accelerated Options are deemed to be exercised on the day immediately following the spin-off of Patriot. The Amendments allow the administrator for the Plans to use the opening sales price of Peabody common stock on the day following the spin-off in order to accurately reflect the adjustment intended to be made to the Accelerated Options with respect to the spin-off of Patriot.
The above descriptions of the Amendments to the 2004 Plan and the 1998 Plan are qualified in their entirety by reference to the texts of the Amendments, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 4 to Peabody 2004 Long-Term Equity Incentive Plan

10.2	Amendment No. 2 to the 1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
Dated: December 10, 2007		Title:	Vice President and Assistant General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amendment No. 4 to Peabody 2004 Long-Term Equity Incentive Plan

10.2	Amendment No. 2 to the 1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation